Investor Contact: Martie Edmunds Zakas
FOR IMMEDIATE RELEASE     Sr. Vice President - Strategy, Corporate Development
April 27, 2017                                         & Communications
770-206-4237
mzakas@muellerwp.com

Media Contact: John Pensec
Sr. Director - Corporate Communications & Public Affairs
770-206-4240
jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS
2017 SECOND QUARTER RESULTS

ATLANTA - Mueller Water Products, Inc. (NYSE: MWA) announced today that for its fiscal second quarter ended March 31, 2017, net sales were $199.7 million and net income was $73.3 million, or $0.45 per diluted share. Operating income from continuing operations was $10.9 million. The quarter's results included $68.6 million of income from discontinued operations, primarily from the gain on the sale of Anvil, and a discrete $9.8 million warranty charge related to some radio products produced between 2011 and 2014.
In the 2017 second quarter, the Company:

•	Increased net sales 1.3% to $199.7 million, as compared with $197.2 million in the 2016 second quarter;

•	Increased adjusted operating income from continuing operations 5.9 percent to $23.2 million, as compared with $21.9 million in the 2016 second quarter; and

•	Improved adjusted income from continuing operations 42.6 percent to $15.4 million, or $0.09 per diluted share, as compared with $10.8 million, or $0.07 per diluted share, in the 2016 second quarter.
“Overall consolidated second quarter net sales increased due to the strength at Mueller Technologies, where the team grew net sales 20.7 percent in the quarter. But net sales performance at Mueller Co. was disappointing this quarter, largely the result of lower international sales and the severe weather conditions in the western United States,” said J. Scott Hall, president and chief executive officer of Mueller Water Products.
“Despite the slightly lower net sales at Mueller Co., adjusted operating margin improved 40 basis points to 19.8 percent, the 19th consecutive quarter of margin expansion. The improvements in both adjusted operating margin and adjusted operating income from continuing operations were due to productivity improvements.
“We also completed a number of strategic initiatives in the second quarter, including the acquisition of Singer Valve, which added automatic control valves to our product portfolio; the initiation of the repurchase of $50 million of shares under the accelerated share repurchase program; the 33 percent increase in our quarterly dividend to $0.04 per share; the amendment of our term loan, which lowers our interest rate spread; and the divestiture of Anvil.
“We continue to expect year-over-year growth in 2017 from demand for our products in our addressed water markets, and we believe that Mueller Water Products is well-positioned to deliver long-term value for our shareholders."
Consolidated Results
Mueller Technologies drove the 1.3 percent increase in consolidated net sales in the 2017 second quarter. Net sales increased $2.5 million to $199.7 million, as compared with $197.2 million for the 2016 second quarter.
Both Mueller Co. and Mueller Technologies contributed to the $1.3 million increase in adjusted operating income from continuing operations for the quarter, which was $23.2 million, as compared with $21.9 million for the 2016 second quarter.
Segment Results
Mueller Co.
Mueller Co. net sales for the 2017 second quarter decreased $0.6 million to $181.6 million, as compared with $182.2 million for the 2016 second quarter. The slight decline was largely due to $3 million lower sales outside North America and the previously mentioned adverse weather conditions in the western U.S. where water sales were down about 13 percent. This decline was partially offset by about 4 percent growth in domestic water shipments in the other U.S. regions, and by Singer Valve sales.
Mueller Co. increased adjusted operating income and adjusted operating margin in the second quarter due to productivity improvements. GAAP operating income was $34.3 million as compared with $34.9 million in the prior year. Adjusted operating income increased 1.7 percent to $35.9 million, as compared with $35.3 million for the 2016 second quarter, and adjusted operating margin increased 40 basis points, despite slightly lower net sales
Mueller Technologies
Mueller Technologies net sales in the 2017 second quarter increased 20.7 percent to $18.1 million, as compared with $15.0 million for the 2016 second quarter. AMI shipments, which increased 40 percent in the quarter year-over-year, were the primary driver of the increase.
We recently became aware that some radio products produced between 2011 and 2014 were failing at a higher-than-expected rate. Consequently, we refined our estimates and increased the warranty reserve. We have also carefully examined our product processes and accelerated lifecycle testing data with respect to radios manufactured after the period referenced above and expect our warranty experience to be in line with industry standards.
GAAP operating loss of $13.7 million in the 2017 second quarter included the discrete $9.8 million warranty charge mentioned above, compared with an operating loss of $4.9 million in the prior year.

Adjusted operating loss improved by $1.1 million to $3.8 million, as compared with $4.9 million for the 2016 second quarter due to higher shipment volumes.
Interest Expense, Net
We amended our term loan credit agreement in February, which reduced the applicable interest rate spread by 75 basis points. Interest expense, net for the quarter decreased to $5.5 million, as compared with $5.9 million for the 2016 second quarter.
Income Taxes
For the 2017 second quarter, income tax expense of $0.7 million was 13.0 percent of income before income taxes. We recognized net discrete tax benefits of $1.2 million in the quarter, primarily for excess tax benefits related to stock-based compensation.
Discontinued Operations
We recognized a gain of $67.9 million on the sale of Anvil.
Use of Non-GAAP Measures
In an effort to provide investors with additional information regarding our results as determined by GAAP, we also provide non-GAAP information that management believes is useful to investors. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.
We present adjusted income from continuing operations, adjusted earnings per share, adjusted operating income from continuing operations, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin as performance measures because management uses these measures in evaluating our underlying performance on a consistent basis across periods and in making decisions about operational strategies. Management also believes these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of our recurring performance.
We present net debt and net debt leverage as performance measures because management uses them in evaluating its capital management, and the investment community commonly uses them as measures of indebtedness. We present free cash flow because management believes it is commonly used by the investment community to measure our ability to create liquidity.
The calculations of these non-GAAP measures and reconciliations to GAAP results are included as an attachment to this press release and have been posted online at www.muellerwaterproducts.com.

Conference Call Webcast
Mueller Water Products will conduct its quarterly earnings conference call on Friday, April 28, 2017 at 9:00 a.m. ET. Members of Mueller Water Products’ leadership team will discuss the Company's recent financial performance and respond to questions from financial analysts. A live webcast of the call will be available on the Investor Relations section of our website. Please go to our website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days and can be accessed by dialing 1-800-867-1928. An archive of the webcast will also be available on the Investor Relations section of our website.
Forward-Looking Statements
This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements.  Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments.  Examples of forward-looking statements include, but are not limited to, statements we make regarding our expectations for growth in our key end markets, predictability of warranty experience and financial results. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K.  Undue reliance should not be placed on any forward-looking statements.  We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.
Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. For more information about Mueller Water Products, visit www.muellerwaterproducts.com.

###

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	September 30,
	2017	2016
	(in millions, except share amounts)
Assets:
Cash and cash equivalents	$328.3	$195.0
Receivables, net	139.7	131.8
Inventories	146.1	130.7
Other current assets	13.5	12.7
Current assets held for sale	—	142.1
Total current assets	627.6	612.3
Property, plant and equipment, net	107.7	108.4
Intangible assets	447.0	434.6
Other noncurrent assets	27.1	25.4
Noncurrent assets held for sale	—	99.9
Total assets	$1,209.4	$1,280.6

Liabilities and equity:
Current portion of long-term debt	$5.5	$5.6
Accounts payable	55.5	73.7
Other current liabilities	39.9	61.7
Current liabilities held for sale	—	44.8
Total current liabilities	100.9	185.8
Long-term debt	476.3	478.8
Deferred income taxes	98.7	109.9
Other noncurrent liabilities	86.6	85.8
Noncurrent liabilities held for sale	—	0.8
Total liabilities	762.5	861.1

Commitments and contingencies

Common stock: 600,000,000 shares authorized; 159,983,744 and 161,693,051 shares outstanding at March 31, 2017 and September 30, 2016, respectively	1.6	1.6
Additional paid-in capital	1,507.5	1,563.9
Accumulated deficit	(998.9)	(1,078.9)
Accumulated other comprehensive loss	(64.4)	(68.3)
Total Company stockholders’ equity	445.8	418.3
Noncontrolling interest	1.1	1.2
Total equity	446.9	419.5
Total liabilities and equity	$1,209.4	$1,280.6

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Six months ended
	March 31,		March 31,
	2017	2016	2017	2016
	(in millions, except per share amounts)
Net sales	$199.7	$197.2	$366.9	$360.3
Cost of sales (1)	147.3	137.9	262.8	253.4
Gross profit	52.4	59.3	104.1	106.9
Operating expenses:
Selling, general and administrative	39.0	37.4	75.5	72.8
Other charges	2.5	0.8	3.8	1.6
Total operating expenses	41.5	38.2	79.3	74.4
Operating income	10.9	21.1	24.8	32.5
Interest expense, net	5.5	5.9	11.9	12.0
Income before income taxes	5.4	15.2	12.9	20.5
Income tax expense (2)	0.7	4.9	2.8	6.2
Income from continuing operations	4.7	10.3	10.1	14.3
Income from discontinued operations	68.6	5.4	69.9	7.6
Net income	$73.3	$15.7	$80.0	$21.9

Earnings per basic share:
Continuing operations	$0.03	$0.06	$0.06	$0.09
Discontinued operations	0.43	0.04	0.44	0.05
Net income	$0.46	$0.10	$0.50	$0.14

Earnings per diluted share:
Continuing operations	$0.03	$0.06	$0.06	$0.09
Discontinued operations	0.42	0.04	0.43	0.04
Net income	$0.45	$0.10	$0.49	$0.13

Weighted average shares outstanding:
Basic	160.9	161.3	161.4	161.0
Diluted	162.5	163.1	163.2	163.1

Dividends declared per share	$0.04	$0.05	$0.07	$0.07

(1)
We recently became aware that certain radio products produced between 2011 and 2014 were failing at a higher-than-expected rate. Consequently, cost of sales in the 2017 second quarter included a discrete $9.8 million charge to meet current and future warranty obligations.

(2)	Income tax expense for the 2017 second quarter included net discrete tax benefits of $1.2 million, primarily excess tax benefits related to stock-based compensation.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six months ended
	March 31,
	2017	2015
	(in millions)
Operating activities:
Net income	$80.0	$21.9
Less income from discontinued operations	69.9	7.6
Income from continuing operations	10.1	14.3
Adjustments to reconcile income from continuing operations to net cash used in operating activities of continuing operations:
Depreciation	10.1	8.9
Amortization	10.8	10.6
Stock-based compensation	3.4	2.3
Retirement plans	1.7	2.3
Deferred income taxes	(15.6)	(0.5)
Other, net	1.1	0.9
Changes in assets and liabilities, net of acquisitions:
Receivables	(5.2)	(15.9)
Inventories	(11.2)	(1.0)
Other assets	(0.4)	(0.9)
Liabilities	(21.1)	(26.1)
Net cash used in operating activities of continuing operations	(16.3)	(5.1)
Investing activities:
Capital expenditures	(14.1)	(11.9)
Business acquisitions, net of cash acquired	(26.2)	—
Proceeds from sales of assets	0.2	0.1
Net cash used in investing activities of continuing operations	(40.1)	(11.8)
Financing activities:
Stock repurchased under buyback program	(50.0)	—
Dividends	(11.2)	(6.4)
Employee taxes related to stock-based compensation	(2.7)	(3.2)
Repayments of debt	(2.5)	(2.5)
Issuance of common stock	3.9	1.6
Deferred financing costs	(1.0)	(0.1)
Other	—	(0.7)
Net cash used in financing activities of continuing operations	(63.5)	(11.3)
Net cash flows from discontinued operations:
Operating activities	(47.9)	12.0
Investing activities	301.4	(3.4)
Financing activities	—	—
Net cash provided by discontinued operations	253.5	8.6
Effect of currency exchange rate changes on cash	(0.3)	0.1
Net change in cash and cash equivalents	133.3	(19.5)
Cash and cash equivalents at beginning of period	195.0	113.1
Cash and cash equivalents at end of period	$328.3	$93.6

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended March 31, 2017
	Mueller Co.	Mueller Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$181.6	$18.1	$—	$199.7

Gross profit	$58.9	$(6.5)	$—	$52.4
Selling, general and administrative expenses	23.0	7.1	8.9	39.0
Other charges	1.6	0.1	0.8	2.5
Operating income (loss) from continuing operations	$34.3	$(13.7)	$(9.7)	10.9
Interest expense, net				5.5
Income tax expense				0.7
Income from continuing operations				$4.7

Income from continuing operations per diluted share				$0.03

Capital expenditures	$4.7	$5.2	$—	$9.9

Operating margin	18.9%	(75.7)%		5.5%

Reconciliation of Non-GAAP performance measures to GAAP performance measures:
Income from continuing operations				$4.7
Discrete warranty charge				9.8
Other charges				2.5
Income tax benefit of adjusting items				(1.6)
Adjusted income from continuing operations				$15.4

Weighted average diluted shares outstanding				162.5

Adjusted earnings per share				$0.09

Net income				$73.3
Less income from discontinued operations				(68.6)
Interest expense, net (1)				5.5
Income tax expense (1)				0.7
Operating income (loss) from continuing operations	$34.3	$(13.7)	$(9.7)	10.9
Discrete warranty charge	—	9.8	—	9.8
Other charges	1.6	0.1	0.8	2.5
Adjusted operating income (loss) from continuing operations	35.9	(3.8)	(8.9)	23.2
Depreciation and amortization	9.1	1.4	0.1	10.6
Adjusted EBITDA	$45.0	$(2.4)	$(8.8)	$33.8

Adjusted operating margin	19.8%	(21.0)%		11.6%

Adjusted EBITDA margin	24.8%	(13.3)%		16.9%

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended March 31, 2017
	Mueller Co.	Mueller Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Adjusted EBITDA	$45.0	$(2.4)	$(8.8)	$33.8
Three prior quarters' adjusted EBITDA	155.4	(0.5)	(26.8)	128.1
Trailing twelve months' adjusted EBITDA	$200.4	$(2.9)	$(35.6)	$161.9

Reconciliation of net debt to total debt (end of period):
Current portion of long-term debt				$5.5
Long-term debt				476.3
Total debt				481.8
Less cash and cash equivalents				328.3
Net debt				$153.5

Net debt leverage (net debt divided by trailing twelve months' adjusted EBITDA)				0.9x

Reconciliation of free cash flow to net cash provided by operating activities of continuing operations:
Net cash provided by operating activities of continuing operations				$3.6
Less capital expenditures				(9.9)
Free cash flow				$(6.3)

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended March 31, 2016
	Mueller Co.	Mueller Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$182.2	$15.0	$—	$197.2

Gross profit	$57.7	$1.6	$—	$59.3
Selling, general and administrative expenses	22.4	6.5	8.5	37.4
Other charges	0.4	—	0.4	0.8
Operating income (loss)	$34.9	$(4.9)	$(8.9)	21.1
Interest expense, net				5.9
Income tax expense				4.9
Income from continuing operations				$10.3

Income from continuing operations per diluted share				$0.06

Capital expenditures	$5.2	$2.0	$—	$7.2

Operating margin	19.2%	(32.7)%		10.7%

Reconciliation of Non-GAAP performance measures to GAAP performance measures:
Income from continuing operations				$10.3
Other charges				0.8
Income tax benefit of adjusting items				(0.3)
Adjusted income from continuing operations				$10.8

Weighted average diluted shares outstanding				163.1

Adjusted earnings per share				$0.07

Net income				$15.7
Less income from discontinued operations				(5.4)
Interest expense, net (1)				5.9
Income tax expense (1)				4.9
Operating income (loss) from continuing operations	$34.9	$(4.9)	$(8.9)	21.1
Other charges	0.4	—	0.4	0.8
Adjusted operating income (loss) from continuing operations	35.3	(4.9)	(8.5)	21.9
Depreciation and amortization	8.6	1.2	0.1	9.9
Adjusted EBITDA	$43.9	$(3.7)	$(8.4)	$31.8

Adjusted operating margin	19.4%	(32.7)%		11.1%

Adjusted EBITDA margin	24.1%	(24.7)%		16.1%

(1) We do not allocate interest or income taxes to our segments.

Adjusted EBITDA	$43.9	$(3.7)	$(8.4)	$31.8
Three prior quarters' adjusted EBITDA	144.2	(5.2)	(22.5)	116.5
Trailing twelve months' adjusted EBITDA	$188.1	$(8.9)	$(30.9)	$148.3

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended March 31, 2016
	Mueller Co.	Mueller Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Reconciliation of net debt to total debt (end of period):
Current portion of long-term debt				$5.6
Long-term debt				480.6
Total debt				486.2
Less cash and cash equivalents				93.6
Net debt				$392.6

Net debt leverage (net debt divided by trailing twelve months' adjusted EBITDA)				2.6x

Reconciliation of free cash flow to net cash provided by operating activities of continuing operations:
Net cash provided by operating activities of continuing operations				$3.2
Less capital expenditures				(7.2)
Free cash flow				$(4.0)

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Six months ended March 31, 2017
	Mueller Co.	Mueller Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$327.9	$39.0	$—	$366.9

Gross profit	$106.4	$(2.3)	$—	$104.1
Selling, general and administrative expenses	44.3	13.5	17.7	75.5
Other charges	1.7	0.1	2.0	3.8
Operating income (loss) from continuing operations	$60.4	$(15.9)	$(19.7)	24.8
Interest expense, net				11.9
Income tax expense				2.8
Income from continuing operations				$10.1

Income from continuing operations per diluted share				$0.06

Capital expenditures	$7.7	$6.3	$0.1	$14.1

Operating margin	18.4%	(40.8)%		6.8%

Reconciliation of Non-GAAP performance measures to GAAP performance measures:
Income from continuing operations				$10.1
Discrete warranty charge				9.8
Other charges				3.8
Income tax benefit of adjusting items				(2.0)
Adjusted income from continuing operations				$21.7

Weighted average diluted shares outstanding				163.2

Adjusted earnings per share				$0.13

Net income				$80.0
Less income from discontinued operations				(69.9)
Interest expense, net (1)				11.9
Income tax expense (1)				2.8
Operating income (loss) from continuing operations	$60.4	$(15.9)	$(19.7)	24.8
Discrete warranty charge	—	9.8	—	9.8
Other charges	1.7	0.1	2.0	3.8
Adjusted operating income (loss) from continuing operations	62.1	(6.0)	(17.7)	38.4
Depreciation and amortization	18.1	2.6	0.2	20.9
Adjusted EBITDA	$80.2	$(3.4)	$(17.5)	$59.3

Adjusted operating margin	18.9%	(15.4)%		10.5%

Adjusted EBITDA margin	24.5%	(8.7)%		16.2%

Free cash flow:
Net cash used in operating activities of continuing operations				$(16.3)
Less capital expenditures				(14.1)
Free cash flow				$(30.4)

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Six months ended March 31, 2016
	Mueller Co.	Mueller Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$326.9	$33.4	$—	$360.3

Gross profit	$101.7	$5.2	$—	$106.9
Selling, general and administrative expenses	42.4	13.4	17.0	72.8
Other charges	0.6	0.5	0.5	1.6
Operating income (loss)	$58.7	$(8.7)	$(17.5)	32.5
Interest expense, net				12.0
Income tax expense				6.2
Income from continuing operations				$14.3

Income from continuing operations per diluted share				$0.09

Capital expenditures	$8.8	$3.0	$0.1	$11.9

Operating margin	18.0%	(26.0)%		9.0%

Reconciliation of Non-GAAP performance measures to GAAP performance measures:
Income from continuing operations				$14.3
Other charges				1.6
Income tax benefit of adjusting items				(0.5)
Adjusted income from continuing operations				$15.4

Weighted average diluted shares outstanding				163.1

Adjusted earnings per share				$0.09

Net income				$21.9
Less income from discontinued operations				(7.6)
Interest expense, net (1)				12.0
Income tax expense (1)				6.2
Operating income (loss) from continuing operations	$58.7	$(8.7)	$(17.5)	32.5
Other charges	0.6	0.5	0.5	1.6
Adjusted operating income (loss) from continuing operations	59.3	(8.2)	(17.0)	34.1
Depreciation and amortization	17.0	2.3	0.2	19.5
Adjusted EBITDA	$76.3	$(5.9)	$(16.8)	$53.6

Adjusted operating margin	18.1%	(24.6)%		9.5%

Adjusted EBITDA margin	23.3%	(17.7)%		14.9%

Free cash flow:
Net cash used in operating activities of continuing operations				$(5.1)
Less capital expenditures				(11.9)
Free cash flow				$(17.0)

(1) We do not allocate interest or income taxes to our segments.